Exhibit 1.2

HUTCHISON TELECOMMUNICATIONS INTERNATIONAL LIMITED

(Incorporated in the Cayman Islands with limited liability)

(Stock Code: 2332)

IN THE GRAND COURT OF THE CAYMAN ISLANDS

FINANCIAL SERVICES DIVISION

CAUSE NO. FSD 71 OF 2010

IN THE MATTER of sections 15 and 86 of the Companies Law (2009 Revision)

AND IN THE MATTER of the Grand Court Rules 1995 Order 102

AND IN THE MATTER of Hutchison Telecommunications International Limited

FORM OF PROXY FOR USE AT THE COURT MEETING OF THE HOLDERS OF SHARES OF PAR VALUE HK$0.25 EACH IN THE ISSUED SHARE CAPITAL OF HUTCHISON TELECOMMUNICATIONS INTERNATIONAL LIMITED (THE “COMPANY”) CONVENED AT THE DIRECTION OF THE GRAND COURT TO BE HELD AT 11:00 A.M. ON 12 MAY 2010 (OR AT ANY ADJOURNMENT THEREOF) (THE “COURT MEETING”)

I/We(1),                                                                                                                                                                                                         of                                                                                                                                                                                                                     being the registered holder(s) of(2)                                                                               shares of par value HK$0.25 each in the capital of the Company, hereby appoint the Chairman of the Court Meeting or(3)                                                                                                       of                                                                                                                                       as my/our proxy to attend and act for me/us and on my/our behalf at the Court Meeting to be held at the Grand Ballroom 1, 1st Floor, Harbour Grand Kowloon, 20 Tak Fung Street, Hunghom, Kowloon, Hong Kong on 12 May 2010 at 11:00 a.m. (Hong Kong time) for the purpose of considering and, if thought fit, approving (with or without modification) a reorganisation of the Company by way of a scheme of arrangement (the “Scheme of Arrangement”) under section 86 of the Companies Law (2009 Revision) proposed to be made between the Company and the Scheme Shareholders (as defined in the Scheme of Arrangement) and at the Court Meeting to vote for me/us and in my/our name(s) for the Scheme of Arrangement (either with or without modification, as my/our proxy may approve) or against the Scheme of Arrangement as hereunder indicated, and if no such indication is given, as my/our proxy thinks fit.

FOR the Scheme of Arrangement(4)	AGAINST the Scheme of Arrangement(4)

Dated this day of 2010	Signature(s)(5)

Notes:

(1)               Full name(s) and address(es) to be inserted in BLOCK CAPITALS.

(2)               Please insert the number of the shares of par value HK$0.25 each in the issued share capital of the Company registered in your name(s) and to which this form of proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all of such shares registered in your name(s).

(3)               If you wish to appoint a person other than the Chairman of the Court Meeting, please strike out the words “the Chairman of the Court Meeting or” and insert the name and address of the person you wish to appoint in the space provided. You are entitled to appoint one or more proxies to attend and vote in your stead. Your proxy need not be a member of the Company, but must attend the Court Meeting in person to represent you. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON(S) WHO SIGN(S) IT.

(4)               IMPORTANT: IF YOU WISH TO VOTE FOR THE SCHEME OF ARRANGEMENT, TICK THE BOX MARKED “FOR the Scheme of Arrangement”. IF YOU WISH TO VOTE AGAINST THE SCHEME OF ARRANGEMENT, TICK THE BOX MARKED “AGAINST the Scheme of Arrangement”. Failure to tick either box will entitle your proxy to cast your vote or abstain at his discretion. Your proxy will also be entitled to vote at his discretion on any resolution properly put to the Court Meeting, or abstain.

(5)               This form of proxy must be signed by you or your attorney authorised in writing or, in the case of a corporation, under its common seal or under the hand of an officer, attorney or other person duly authorised.

(6)               In order to be valid, this form of proxy, together with any power of attorney or other authority (if any) under which it is signed or a certified copy thereof, should be deposited at the principal place of business of the Company at 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong or by facsimile at number (852) 2128 1771 marked for the attention of the “Company Secretary” no later than 8:00 a.m. (Hong Kong time) on 12 May 2010 or it may be handed to the Chairman of the Court Meeting at the Court Meeting who shall have absolute discretion as to whether or not to accept it. Completion and delivery of this form of proxy will not preclude you from attending the Court Meeting and voting in person at the Court Meeting if you so wish, but in the event of your attending the Court Meeting after having lodged this form of proxy, this form of proxy will be deemed to have been revoked.

(7)               Where there are joint registered holders of any share(s) in the Company, any one of such joint holders may vote at the Court Meeting, either personally or by proxy, in respect of such share(s) as if he were solely entitled thereto; but if more than one of such joint holders are present at the Court Meeting personally or by proxy, the most senior shall alone be entitled to vote in respect of the relevant joint holding and, for this purpose, seniority will be determined by reference to the order in which the names of the joint holders stand on the registers of members of the Company in respect of the relevant joint holding.